Press Contacts:
John Stewart	Joan Geoghegan
Progress Software Corporation	Schwartz Communications, Inc.
(781) 280-4101	(781) 684-0770
jstewart@progress.com	progress@schwartz-pr.com
CHARLES KANE JOINS PROGRESS SOFTWARE
CORPORATION’S BOARD OF DIRECTORS
BEDFORD, Mass., November 15, 2006—Progress Software Corporation (Nasdaq: PRGS), a global supplier of application infrastructure software used to develop, deploy, integrate and manage business applications, today announced the appointment of Charles Kane to its Board of Directors.
Charles ‘Chuck’ Kane has held several leadership positions in the technology industry and is currently the Chief Financial Officer of “One Laptop per Child,” a non-profit organization founded at Massachusetts Institute of Technology, that provides computers and internet access for students in the developing world. Before this, he was the Chief Financial Officer of RSA Security, a provider of security software, which was recently acquired by EMC Corporation. Other former positions include Chief Financial Officer of Aspen Technology, a leading supplier of operations management software to the process industries; President and Chief Executive Officer of Corechange, Inc., an enterprise software company that was acquired by Open Text Corporation; and Chief Financial Officer of Informix Software, a database software provider acquired by IBM. Kane also held senior financial positions at Stratus Computer, Inc., Prime Computer, Inc., and Deloitte & Touche LLP.
“Chuck has an excellent perspective on business and technology issues arising from significant experience in several IT companies,” said Joseph Alsop, co-founder and chief executive officer of Progress Software. “He has deep experience in the financial arena starting with service at a public accounting firm and continuing as Chief Financial Officer of several software companies, and he has served as Chief Executive Officer and acting Chief Executive Officer at software companies ranging from venture backed enterprises to publicly held corporations.”
Kane holds an MBA degree in International Finance from Babson College and a BBA in Accountancy from the University of Notre Dame and is a Certified Public Accountant. He also holds directorships at Applix, a provider of business performance management software solutions, and Netezza Corporation, a provider of data warehouse appliances.

Kane is an adjunct professor of international finance at the Boston College Carroll School of Management and is a frequent speaker at national events related to international financial strategies.
Subject to the approval of the Compensation Committee of the Board of Directors of Progress Software, Kane will be granted the option to purchase 10,000 shares of Progress Software common stock. The grant will be made under Progress Software’s 1997 Stock Incentive Plan. The option will have a term of seven years and an exercise price equal to the closing price of the common stock on the date of grant. The option will vest in equal monthly increments over 60 months beginning on the first day of the month following the date of grant.
Progress Software Corporation
Progress Software Corporation (Nasdaq: PRGS) provides application infrastructure software for the development, deployment, integration and management of business applications. Our goal is to maximize the benefits of information technology while minimizing its complexity and total cost of ownership. Progress can be reached at www.progress.com or +1-781-280-4000.
Safe Harbor Statement
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including but not limited to the following: the receipt and shipment of new orders, the timely release of enhancements to the company’s products, the growth rates of certain market segments, the positioning of the company’s products in those market segments, variations in the demand for customer service and technical support, pricing pressures and the competitive environment in the software industry, and the company’s ability to penetrate international markets and manage its international operations. The company undertakes no obligation to update information contained in this release. For further information regarding risks and uncertainties associated with the company’s business, please refer to the company’s filings with the Securities and Exchange Commission.